CLIENT SERVICES AGREEMENT- AMENDMENT

THIS AMENDMENT is entered into this 19th day of August, 2013 between Owings-1, LLC (“Owings”) and Transfer Enterprises, Inc (“Transfer Enterprises”).

WHEREAS, Section 6(b) of the Client Services Agreement dated May 10, 2013 between Owings-1 and Transfer Enterprises provides for the possibility that Transfer Enterprises shall compensate Owings-1 in stock for Owings-1’s services;

Owings-1 and Transfer Enterprises hereby agree that Owings-1 shall not be compensated by any shares of stock in Transfer Enterprises;

Owings-1 shall be compensated in cash as described in Section 6(a) of the Client Services Agreement.

All other provisions of the existing Client Services Agreement shall remain in effect.

WHEREFORE, the parties have executed this agreement as of the date first mentioned above.

OWINGS-1, LLC

By:  /s/Mark Johnson
        Mark Johnson, Managing Member

TRANSFER ENTERPRISES, INC.

By: ____/s/ Jerry Gruenbaum__________
       Jerry Gruenbaum, President